UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 9, 2022

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on March 30, 2022, Porch Group, Inc. (the “Company”) mutually agreed with Martin Heimbigner, Chief Financial Officer of the Company (the “Executive”), to begin a search for the Executive’s successor and entered into a transition arrangement. The Company engaged an independent executive search firm to assist in sourcing qualified candidates and expects to retain a new Chief Financial Officer during 2022.

On August 9, 2022, the Company approved a second amendment (the “CFO Offer Letter Amendment”) to the offer letter, effective June 15, 2020, as amended on February 11, 2022 (the “CFO Offer Letter”) with the Executive. A summary of the material terms of the CFO Offer Letter Amendment is set forth below and is qualified in its entirety by reference to such amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

CFO Offer Letter Amendment

Base Salary: Effective October 1, 2021, Executive’s annual base salary was increased to $390,000 (previously $350,000).

Bonus Compensation Programs:  The CFO Offer Letter Amendment provides that Executive is eligible for participation in certain incentive programs, as follows:

In order to continue to facilitate an orderly transition to a new Chief Financial Officer, a 2022 transition cash bonus program of $250,000.00 in the aggregate, with 40% earned upon timely filing of the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 (such timely filing, the “10-Q Event”) and, subject to the Company electing to extend the Executive’s transition services thereafter, 60% earned upon timely filing of the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2022 (such timely filing, the “10-K Event”).

In addition, given Executive’s contributions to the Company thus far in 2022 and those anticipated to occur thereafter, a short-term incentive cash bonus program with a target bonus of $205,000 per 360-day period, subject to a maximum payout of $247,708.

In each case, Executive must remain continuously employed in good standing through the applicable milestone date as a condition to earn the bonus.

Stock Option Exercise Period Extensions:  Executive’s nonqualified stock option awards that were issued pursuant to the CFO Offer Letter that are vested and outstanding on each of September 30, 2022, the 10-Q Event and the 10-K Event will be exercisable, depending on the milestone achieved, for between 1 year and 2 years and 90 days following separation of employment from the Company (previously, such period generally was 90 days following separation of employment). In each case, Executive must remain continuously employed in good standing through the applicable milestone date as a condition to any extension of the option exercise period.

Severance: The CFO Offer Letter Amendment provides that, upon specified severance events and subject to a customary mutual release, certain bonus compensation will be paid in full and the applicable stock options will be exercisable for 2 years and 90 days following separation of employment.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit Number	Description

10.1*	Second Amendment to Offer Letter, by and between Porch Group, Inc. and Marty Heimbigner, dated August 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: August 9, 2022